UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2010 (September 20, 2010)

Endo Pharmaceuticals Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 17, 2010, West Acquisition Corp., a Delaware corporation (“Purchaser”), and an indirect wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo”), completed its tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 per share (including shares of common stock issuable upon the conditional exercise of options to purchase shares of common stock and warrants to acquire shares of common stock, each option and warrant having an exercise price of less than $5.00 per share, collectively, the “Shares”), of Penwest Pharmaceuticals Co., a Washington corporation (“Penwest”), at a price of $5.00 per Share, net to the seller in cash, without interest (the “Offer Price”), and less any required withholding taxes, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 9, 2010, by and among Endo, Purchaser and Penwest (the “Merger Agreement”). The Offer expired at 12:00 midnight, New York City time, on September 17, 2010.  Endo was advised by the depositary for the Offer that, as of the expiration of the Offer, a total of approximately 30,810,778 Shares were validly tendered and not withdrawn (including 858,109 Shares delivered through notices of guaranteed delivery), representing approximately 82.80% of the Shares outstanding. On September 20, 2010, Endo announced that Purchaser had accepted for payment, in accordance with the terms of the Offer, all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. On that same day, Purchaser paid $149,340,488 in aggregate consideration for the Shares tendered to the depositary. The aggregate consideration of $149,340,488 payable to holders of Shares tendered during the offer period was provided by cash on hand at Endo and its subsidiaries.

Purchaser will acquire any Shares that were not purchased in the Offer in a second-step merger, which is expected to be completed in the fourth quarter of 2010. Upon effectiveness of the merger, each outstanding share of Penwest common stock will be cancelled and converted into the right to receive the same consideration, without interest, received by holders who tendered in the Offer, and Penwest will become an indirect wholly owned subsidiary of Endo. Thereafter, Penwest common stock will cease to be traded on the NASDAQ Stock Market.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 20.1 to this report.

A copy of the press release issued by Endo on September 20, 2010, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the offering period of the Offer is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

20.1
Agreement and Plan of Merger, dated as of August 9, 2010, by and among Endo Pharmaceuticals Holdings Inc., West Acquisition Corp. and Penwest Pharmaceuticals Co. (incorporated by reference to Exhibit 2.1 to the Current Report on form 8-K filed by Endo with the Securities and Exchange Commission on August 11, 2010).

99.1	Press Release of Endo Pharmaceuticals Holdings Inc., dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Endo has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: September 20, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

20.1
Agreement and Plan of Merger, dated as of August 9, 2010, by and among Endo Pharmaceuticals Holdings Inc., West Acquisition Corp. and Penwest Pharmaceuticals Co. (incorporated by reference to Exhibit 2.1 to the Current Report on form 8-K filed by Endo with the Securities and Exchange Commission on August 11, 2010).

99.1	Press Release of Endo Pharmaceuticals Holdings Inc., dated September 20, 2010.